UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 26, 2014

LIGHTBRIDGE CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
Tysons Corner, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

___________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2014, Lightbridge Corporation (the “Company”) terminated James D. Guerra, C.P.A, the Company’s Chief Financial Officer, Chief Operating Officer and Executive Vice President, without cause. The Company also discontinued the office of Chief Operating Officer. The actions reflect the Company’s budgetary focus on the research and development goals for its nuclear fuel technology.

On November 26, 2014, the Company appointed Linda Zwobota as the Company’s interim Chief Financial Officer.

Prior to her appointment as interim Chief Financial Officer, Ms. Zwobota, age 63, was the Company’s Controller, a position she held since October 2009, when she joined the Company. Ms. Zwobota is the Company’s principal accounting officer and is responsible for the Company’s financial reporting and analysis, including the Company’s quarterly and annual SEC reporting, Sarbanes Oxley compliance, and general financial management, among other things.

From May 2000 until October 2009, Ms. Zwobota held the position of Associate at Resources Global Professionals (“RGP”), a consulting firm, where she provided RGP clients with a broad range of services, including accounting, regulatory reporting, internal audit, and IT system support. Prior to joining RGP, from 1999 to May 2000, Ms. Zwobota held the position of Senior Internal Auditor for BAA, USA, Inc., a subsidiary of BAA plc, a developer and manager of retail, food and beverage concessions at airports. Ms. Zwobota performed high-level, risk-based audits of BAA plc’s investments in North America, including World Duty Free Americas, World Duty Free Inflight, airport and retail operations, and development activities. Prior to joining BAA, USA, Inc., from 1997 through 1999, Ms. Zwobota was the Revenue Accounting Manager for World Duty Free, another BAA plc company with global operations, sales of $43 million denominated in 54 different currencies worldwide, servicing 23 airline concessions, at 31 stations in 18 countries. From 1992-1997, Ms. Zwobota worked at a subsidiary of Wartsila, a global power solutions company, as a Senior Accountant and as the Assistant Treasurer. Ms. Zwobota earned a Bachelors Degree from the University of Maryland, College Park. She has been a certified public accountant since November 1991 and a Certified Internal Auditor (CIA®) since May 1999.

Ms. Zwobota is employed by the Company at-will. She receives an annual base compensation of $112,802 and may receive an annual incentive award of between 10% and 40% (with a target of 25%) of her annual base salary provided that applicable performance goals are satisfied.

There is no family relationship that exists between Ms. Zwobota and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Ms. Zwobota and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2014

LIGHTBRIDGE CORPORATION

By: /s/ Seth Grae
Seth Grae
President and Chief Executive Officer